UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 25, 2001
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-30700 (Commission File Number)	84-1524410 (IRS Employer Identification No.)

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices)

(303) 220-7990
Registrant’s telephone number, including area code

Item 5. Other Events

        Attached as an exhibit to this Current Report on Form 8-K is a press release dated October 25, 2001, in which Crown Media Holdings, Inc. announced that it has reorganized its marketing, finance and administrative operations, which will result in a net reduction of approximately 15% of the employee base.

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Item 7. Financial Statements and Exhibits

        The following exhibits are filed with this Report:

Exhibit No.	Document
99	Press Release of Crown Media Holdings, Inc. dated October 25, 2001 concerning the reorganization.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC. (Registrant)

Date	October 26, 2001	By	/s/ William J. Aliber
William J. Aliber Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document
99	Press Release of Crown Media Holdings, Inc. dated October 25, 2001 concerning the reorganization.

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